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Consent of Independent Registered Public Accounting Firm
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The board and shareholders
RiverSource Bond Series, Inc.
         RiverSource Core Bond Fund
         RiverSource Floating Rate Fund
         RiverSource Income Opportunities Fund
         RiverSource Inflation Protected Securities Fund
         RiverSource Limited Duration Bond Fund


We consent to the use of our reports and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement incorporated herein by reference.





/s/ KPMG LLP
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    KPMG LLP


Minneapolis, Minnesota
November 14, 2006